Exhibit 99.1

News Announcement	For Immediate Release

Contact:
Darren Richardson	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Executive Officer	Jaffoni & Collins Incorporated
Mad Catz Interactive, Inc.	212/835-8500 or mcz@jcir.com
619/683-9830
MAD CATZ INTERACTIVE ANNOUNCES CHIEF FINANCIAL OFFICER RESIGNATION
San Diego, California, September 2, 2010 — Mad Catz Interactive, Inc. (“Mad Catz”) (AMEX/TSX: MCZ), a leading third-party interactive entertainment accessory provider, announced today that Chief Financial Officer Stewart Halpern has resigned his position to pursue other interests. Mr. Halpern will act in a transition role through September 30, 2010. In addition, the Company’s Board of Directors has named Mad Catz Controller Allyson Vanderford as Interim Chief Financial Officer. Ms. Vanderford has served as Mad Catz’ Controller since December of 2008, during which time she has managed the Company’s accounting and financial reporting functions.
Darren Richardson, President and Chief Executive Officer of Mad Catz, commented, “We are grateful for the expertise, leadership and contributions Stewart has provided over the last three and a half years, including the three acquisitions we executed, financed and successfully integrated during his tenure. Stewart’s planned departure does not change our operating momentum and we continue to believe that with the best product portfolio in the Company’s history, fiscal 2011 will be an exciting year for Mad Catz. We look forward to reporting our fiscal second quarter results in early November and wish Stewart every success in the future.”
Mr. Halpern added, “I am delighted to have contributed to the Company’s growth and evolution during my tenure and am pleased to leave the Company with great product momentum, continuing strong focus on expense management and an excellent operating team. I look forward to supporting the Company and facilitating a smooth transition.”
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Mad Catz Interactive, 9/2/10	page 2
About Mad Catz
Mad Catz is a Mad Catz is a leading global provider of innovative products for the interactive entertainment industry. Mad Catz develops and markets accessories for videogame systems and PCs under its Mad Catz (casual gaming), Saitek (simulation), Cyborg (pro gaming), Eclipse (home and office) and Tritton (gaming audio) brands. Mad Catz also operates e-commerce and content websites for videogame and PC products under its GameShark brand, develops, manufactures and markets proprietary earphones under its AirDrives brand, and publishes and distributes video/PC games. Mad Catz distributes its products through most of the leading retailers offering interactive entertainment products and has offices in North America, Europe and Asia. For additional information please go to www.madcatz.com, as well as www.store.gameshark.com, www.saitek.com, www.cyborggaming.com, www.eclipsetouch.com, www.trittontechnologies.com, www.gameshark.com and www.airdrives.com. Mad Catz product updates and demonstrations can be found on Facebook, Twitter or YouTube.
Safe Harbor for Forward Looking Statements
Safe Harbor for Forward Looking Statements: This press release contains forward-looking statements about the Company’s business prospects that involve substantial risks and uncertainties. The Company assumes no obligation except as required by law to update the forward-looking statements contained in this press release as a result of new information or future events or developments. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: the ability to fulfill our filing our stated requirements with the Securities and Exchange Commission and Ontario Securities Commission; the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first party price reductions; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; or a downturn in the market or industry. A further list and description of these risks, uncertainties and other matters can be found in the Company’s reports filed with the Securities and Exchange Commission and the Canadian Securities Administrators.
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